UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D.C. 20549


                        FORM 8-K


                      CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 26, 2004



                         CPI CORP.
     (Exact name of registrant as specified in its charter)



                         Delaware
         (State or Other Jurisdiction of Incorporation)



                 0-11227                     43-1256674
       (Commission file Number)  (IRS Employer Identification No.)



       1706 Washington Avenue, St. Louis, Missouri    63103-1790
        (Address of principal executive offices)      (Zip code)


Registrants' telephone number, including area code: (314) 231-1575



     (Former name or former address, if changes since last report):
                              Not Applicable









ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

A. On August 26, 2004, CPI Corp. issued the following press release announcing second quarter results.

       CPI CORP.
       NEWS FOR IMMEDIATE RELEASE FOR     RELEASE AUGUST 26, 2004

       FOR FURTHER INFORMATION CONTACT:

       NAME: Jane Nelson                  FROM: CPI Corp.
       ADDRESS: 1706 Washington Avenue    CITY: St. Louis
       STATE, ZIP: Missouri 63103         TELEPHONE: (314) 231-1575

       --------------------------------------------------------------

                               FOR FURTHER INFORMATION
                               AT FINANCIAL RELATIONS BOARD
                               Diane Hettwer, Chicago 312/640-6760

                   CPI CORP. ANNOUNCES 2004 SECOND QUARTER RESULTS
                   -----------------------------------------------

       ST. LOUIS, MO. - AUGUST 26, 2004 - CPI CORP. (NYSE: CPY) today reported a net loss for the 12-week second quarter ended
       July 24, 2004 of $9.1 million, or $1.14 per diluted share compared to a net loss of $826,000, or $0.10 per diluted share for the comparable quarter in fiscal 2003. As is discussed more fully in the following paragraphs, the timing of Easter in 2004 versus 2003 had a significant negative impact on the comparability of reported second quarter sales in 2004 compared to 2003. In addition, the overall results of the second quarter of 2004 were also significantly impacted by the recording of other charges and impairments and the completion of the Company's previously announced plans to exit both its Mexican and mobile photography operations which began operations in 2002. Other charges and impairments totaling $3.9 million, $2.9 million on an after-tax basis or $0.36 per diluted share were recorded in the second quarter of 2004 consisting principally of severance accruals related to previously announced corporate headquarters staff reductions, asset write-downs and write-offs resulting from ongoing changes in strategic technology direction and accruals related to early contract terminations and settlements. During the second quarter of 2004, the Company recorded a loss from discontinued operations, net of income tax benefits $2.6 million related to the discontinuance of its Mexican and mobile photography operations. The $2.6 million recorded in the second quarter of 2004 related principally to exit costs, a substantial portion of which were non-cash charges relating to asset write-offs and write-downs, to effectuate the operational shut down of the businesses and to a much lesser extent ongoing operating losses during the period of operation during the second quarter prior to shut down. This $2.6 million loss in 2004 compares to an $809,000 loss from such operations in the comparable quarter of 2003.

       Consolidated net sales for the second quarter of 2004 decreased $12.3 million or 20.2% to $48.6 million from the $60.9 million reported in the second quarter of 2003. The timing of Easter, a seasonably important time for portraiture sales, had a significant impact on the timing of recognition of sales revenues between the Company's first and second quarters. Most of the Company's Easter-related sales in 2004, an earlier Easter, were recognized as revenues, in accordance with the Company's revenue recognition policies, in the first fiscal quarter while such sales in 2003, a later Easter, were principally recognized in the second fiscal quarter. The comparability impact on the Company's first and second quarter sales related to the timing of Easter in 2003 and 2004 is eliminated by reference to year-to-date sales comparisons for the 24-week periods ended July 24, 2004 and July 19, 2003 which reflect a $13.5 million decrease or 11.6% to $103.5 million from the $117.1 million recorded in the first 24 weeks of 2003.

       2004 FIRST HALF RESULTS
       -----------------------

       The Company reported a net loss for the 24-week first half of 2004 of $17.9 million, or $2.22 per diluted share compared to a net loss of $3.6 million or $0.44 per diluted share reported in the comparable first half of fiscal 2003. The overall results of the first half of 2004 were significantly impacted by the recording of other charges and impairments totaling $13.5 million, $9.1 million on an after-tax basis or $1.14 per diluted share. Other charges and impairments recorded in the first half of 2004 are summarized below:

                                       AMOUNTS RECORDED IN 2004
                                       ------------------------
       Nature of Charge                  First       Second
                                        Quarter      Quarter    Total
       ----------------                 -------      -------  ---------
                                     (in thousands)

       Consent solicitation costs*      $   846        -      $     846

       Accruals related to
        accelerated vesting of
        supplemental retirement plan
        and guaranteed bonuses for
        2004                              3,414           76      3,490

       Reserves for potential
        severance obligations/
        related costs                     2,036        1,147      3,183

       Impairment charges                 3,067        2,078      5,145

       Other                                200          640        840
                                       --------      -------    -------
          Total                        $  9,563      $ 3,941    $13,504
                                       ========      =======    =======

       * Includes approximately $148,000 of total consent-related costs incurred by the Knightspoint Group, which the Company has reimbursed.

       The consent solicitation costs represent the costs incurred in the first quarter related to the then-ongoing consent solicitation contest. The accruals related to the accelerated vesting of executives covered by the Company's supplemental retirement plan ($3.3 million) and guaranteed bonuses provided for in employment contracts for those covered executives whose employment continues with the Company ($76,000 per quarter) were both triggered by change of control provisions in employment contracts as a result of the change in the composition of the Company's Board resulting from the completion of the consent solicitation. The reserves for potential severance obligations recorded in the first quarter were triggered by the dismissal of certain executives during the quarter. The amounts recorded in the second quarter relate to severance accruals associated with corporate headquarters staff reductions that occurred during the quarter.
       During the first quarter of 2004, the Company's reconstituted Board along with its new management leadership in the technology function, made a decision to materially alter the Company's previously planned and recently in-process technology platform that was to serve as the foundation for the eventual conversion to full digital technology in our studios. As a result of this decision, certain previously capitalized software development costs related to the development of the previous platform no longer have future utility to the Company and, accordingly, have been written off. During the second quarter of 2004, additional strategic decisions were made regarding the Company's technology platform that necessitated the write-off or write-down of certain other technology-related assets. The other category for the first quarter relates to the write-off of a non-refundable loan commitment fee paid and recorded as a prepaid asset prior to the change of control. The second quarter charges relate to accruals resulting from early contract terminations and settlements with certain of the Company's vendors.

       As previously discussed, total net sales for the first half of 2004 decreased $13.5 million or 11.6% to $103.5 million from the $117.1 million recorded in the first half of 2003. This sales decline was driven by a 9% decrease in sittings from 1,794,000 to 1,638,000 coupled with a 4% decline in average sales per customer sitting from $64.91 to $62.39. The Company believes that the continuing decline in first half sittings is attributable to several external and internal factors.
       Among the external factors are the impacts of continuing competitive pressures, including the opening of new competitor locations and severe price discounting. In addition, the rate at which customers continue to adopt amateur digital photography technologies has accelerated which may be impacting the frequency of studio visits. Internal factors potentially negatively impacting sittings include the Company's decision, beginning in the second half of 2003, to reduce studio employment costs through lower allocations of hours toward coverage and training/retention, which allocation is currently being partially restored, as well as potential effects from reduced advertising spending in the fourth quarter of 2003 which is being addressed by implementation of a more targeted and focused marketing approach in the second half of 2004. In addition, it is likely that some customers visiting our studios are receiving a less than optimal experience as a result of certain technology and support challenges caused by our aging studio infrastructure which also is currently under review as part of the new Board's review of options to transition the studios to full digital technology.

       The net decrease in average sale per customer sitting is the result of increased discounting in response to competitive pricing pressures and the elimination of sitting fees on certain offers targeted at new customer acquisition, partially offset by the positive impact of a continuing mix shift toward the higher value custom offer.

       Through the first four weeks of the third quarter, sales continue to run significantly below those of the comparable period of the prior year by being down approximately 13%, driven by a 15% decline in sittings being only partially offset by a 2% increase in average sale per customer sitting.

       There are a number of initiatives currently under way and under consideration for the second half of the year designed to reverse the negative sales trend experienced over the past several years and continuing in the first half of 2004. These initiatives include, among others, a studio hardware upgrade, a full digital test in a meaningful number of studios, increased studio coverage hours, pricing/offer changes and more targeted marketing support.

       Losses from continuing operations for the first half of 2004 were $20.5 million compared to $3.7 million in the first half of 2003. Excluding other charges and impairments recorded in the first half of 2004 totaling $13.5 million, losses from continuing operations would have increased $3.3 million to $7.0 million from the $3.7 million recorded in the comparable period of 2003. This $3.3 million increase in operating losses from continuing operations is the result of a $13.5 million sales shortfall which was partially offset by decreases in cost of sales of $1.4 million and selling, general and administrative expenses of $8.6 million. The decrease in selling, general and administrative expenses is primarily attributable to decreases in employment costs of $3.2 million $2.6 million related to studio employment costs and $600,000 related to corporate headquarters employment costs), decreased commissions due Sears of $2.2 million and overall net decreases in various other categories of expenses resulting from the Company's cost reduction initiatives. The decline in studio employment costs is the result not only of lower sitting and sales volumes but is also partially attributable to the Company's previously-discussed decision beginning in the second half of 2003 to reduce studio employment costs through lower allocation of hours toward coverage and training. The decline in corporate headquarters employment costs is the result of previously discussed executive and staff reductions that took place near the end of the first quarter and during the second quarter of 2004.

       BUSINESS STRATEGY UPDATE
       ------------------------

       The Company's recently reconstituted Board is continuing its process of reviewing, assessing and taking actions with respect to the Company's business strategy. To date, several executive leadership changes have been made and the Company has exited its Mexican and mobile photography operations commenced in 2002. In addition, the Company has materially altered its previously planned and recently in-process technology platform that was to serve as the foundation for an eventual conversion to full digital technology in our studios. The Company continues to review and evaluate its options to transition the studios to full digital technology as rapidly as is prudently possible, including the rollout in the second half of 2004 of full digital technology to a meaningful number of our studios. At the same time, management and the Board continue to evaluate a potential return of capital.


                                      * * * * * *

       A conference call and audio webcast are scheduled for Friday, August 27th 10:00 a.m. Central Time to discuss the second quarter financial results and provide a Company update. To participate on the call, please dial 888-260-4537 or 706-634-1012 at least 5 minutes before start time.

       The webcast can be accessed on the Company's own site at www.cpicorp.com as well as www.fulldisclosure.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 9699094. The replay will be available through September 3rd by phone and for approximately 30 days on the Internet.


       CPI is a portrait photography company offering photography services in the United States, Puerto Rico and Canada through Sears Portrait Studios. The Company also operates searsphotos.com, an on-line photofinishing service as well as the vehicle for the Company's customers to archive, share portraits via email and order additional portraits and products.

       The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as our outlook for portrait studios, net income, future cash requirements, cost savings, and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: customer demand for our products and services, the overall level of economic activity in our major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in our relationship with Sears and the condition and strategic planning of Sears, fluctuations in operating results, the attraction and retention of qualified personnel, unforeseen difficulties arising from installation and operation of new equipment in our portrait studios and other risks as may be described in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended February 7, 2004.






                                    Tables to follow...

                                CPI CORP.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands except per share amounts)
                               (Unaudited)

                                              12 Weeks    Vs   12 Weeks
                                           -------------------------------
                                           July 24, 2004     July 19, 2003
                                           -------------     -------------

Net sales                                    $  48,621         $  60,896

Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)                  6,579             7,822
 Selling, general and administrative
  expenses                                      42,650            49,218
 Depreciation and amortization                   3,681             3,763
 Other charges and impairments                   3,941                 -
                                           -------------     -------------
                                                56,851            60,803

Income (loss) from continuing operations        (8,230)               93
Interest expense                                   532               715
Interest income                                    269               564
Other income, net                                  105                31
                                           -------------     -------------
Earnings (loss) from continuing operations
 before income taxes                            (8,388)              (27)
Income tax expense (benefit)                    (1,869)              (10)
                                           -------------     -------------

Net earnings (loss) from continuing
 operations                                     (6,519)              (17)
Loss from discontinued operations,
 net of income tax benefits                     (2,588)             (809)
                                           -------------     -------------
Net earnings (loss)                          $  (9,107)        $    (826)
                                           =============     =============
Earnings (loss) per common share- diluted
 From continuing operations                  $   (0.82)        $   (0.00)
 From discontinued operations                    (0.32)            (0.10)
                                           -------------     -------------
   Net earnings (loss)- diluted              $   (1.14)        $   (0.10)
                                           =============     =============
Earnings (loss) per common share- basic
 From continuing operations                  $   (0.82)        $   (0.00)
 From discontinued operations                    (0.32)            (0.10)
                                           -------------     -------------
   Net earnings (loss)- basic                $   (1.14)        $   (0.10)
                                           =============     =============
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                       7,988             8,101
   Basic                                         7,988             8,101


                          CPI CORP.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ...(continued)
           (In thousands except per share amounts)
                        (Unaudited)

                                              24 Weeks    Vs   24 Weeks
                                           -------------------------------
                                           July 24, 2004     July 19, 2003
                                           -------------     -------------
Net sales                                    $ 103,546         $ 117,066

Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)                 14,229            15,583
 Selling, general and administrative
  expenses                                      88,365            96,989
 Depreciation and amortization                   7,546             7,771
 Other charges and impairments                  13,504                 -
                                           -------------     -------------
                                               123,644           120,343

Income (loss) from continuing operations       (20,098)           (3,267)
Interest expense                                 1,131             1,484
Interest income                                    550               938
Other income, net                                  150                78
                                           -------------     -------------
Earnings (loss) from continuing operations
 before income taxes                           (20,529)           (3,735)
Income tax expense (benefit)                    (6,361)           (1,441)
                                           -------------     -------------

Net earnings (loss) from continuing
 operations                                    (14,168)           (2,294)
Loss from discontinued operations, net of
 income tax benefits                            (3,737)           (1,261)
                                           -------------     -------------
Net earnings (loss)                          $ (17,905)        $  (3,555)
                                           =============     =============
Earnings (loss) per common share- diluted
 From continuing operations                  $   (1.76)        $   (0.28)
 From discontinued operations                    (0.46)            (0.16)
                                           -------------     -------------
   Net earnings (loss)- diluted              $   (2.22)        $   (0.44)
                                           =============     =============
Earnings (loss) per common share- basic
 From continuing operations                  $   (1.76)        $   (0.28)
 From discontinued operations                    (0.46)            (0.16)
                                           -------------     -------------
   Net earnings (loss)- basic                $   (2.22)        $   (0.44)
                                           =============     =============
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                       8,044             8,101
   Basic                                         8,044             8,101

                          CPI CORP.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ... (continued)
             (In thousands except per share amounts)
                         (Unaudited)

                                              53 Weeks    Vs   52 Weeks
                                           -------------------------------
                                           July 24, 2004     July 19, 2003
                                           -------------     -------------

Net sales                                    $ 285,514         $ 308,544

Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)                 38,441            38,660
 Selling, general and administrative
  expenses                                     218,890           235,212
 Depreciation and amortization                  16,580            17,747
 Other charges and impairments                  19,020             6,042
                                           -------------     -------------
                                               292,931           297,661

Income (loss) from continuing operations        (7,417)           10,883
Interest expense                                 2,596             3,293
Interest income                                  1,321             1,840
Other income, net                                  923               148
                                           -------------     -------------
Earnings (loss) from continuing operations
 before income taxes                            (7,769)            9,578
Income tax expense (benefit)                    (1,737)            3,294
                                           -------------     -------------

Net earnings (loss) from continuing
 operations                                     (6,032)            6,284
Loss from discontinued operations, net of
 income tax benefits                            (7,100)           (2,578)
                                           -------------     -------------
Net earnings (loss)                          $ (13,132)        $   3,706
                                           =============     =============
Earnings (loss) per common share- diluted
 From continuing operations                  $   (0.75)        $    0.78
 From discontinued operations                    (0.88)            (0.32)
                                           -------------     -------------
   Net earnings (loss)- diluted              $   (1.63)        $    0.46
                                           =============     =============
Earnings (loss) per common share- basic
 From continuing operations                  $   (0.75)        $    0.78
 From discontinued operations                    (0.88)            (0.32)
                                           -------------     -------------
   Net earnings (loss)- basic                $   (1.63)        $    0.46
                                           =============     =============
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                       8,056             8,108
   Basic                                         8,056             8,070


                                  CPI CORP.
                ADDITIONAL CONSOLIDATED OPERATING INFORMATION
                       CAPITAL EXPENDITURES AND EBITDA
                                 (Unaudited)

                           12 Weeks Vs       24 Weeks Vs        53 Weeks Vs
                             12 Weeks          24 Weeks          52 Weeks
                       -----------------  -----------------  -----------------
                       July 24, July 19,  July 24, July 19,  July 24, July 19,
                         2004    2003       2004     2003      2004     2003
                       -------- --------  -------- --------  -------- --------

Capital expenditures
 (in thousands $) (1)  $ 2,620  $ 5,263   $ 7,525  $ 8,382   $21,194  $12,514

(1) The 24 and 53 weeks ended July 24, 2004 include $2.1 million and $9.4 million, respectively, in accrued purchase commitments for equipment, peripherals and software development that was funded during the second quarter of 2004.

EBITDA is calculated as follows:

Net earnings (loss)
 from continuing
  operations           $(6,519) $   (17) $(14,168) $(2,294) $(6,032)  $6,284
Income tax expense
 (benefit)              (1,869)     (10)   (6,361)  (1,441)  (1,737)   3,294
Interest expense           532      715     1,131    1,484    2,596    3,293
Depreciation and
 amortization            3,681    3,763     7,546    7,771   16,580   17,747
Other non-cash charges   2,224       72     4,578      108    7,159    4,619
                       -------- -------- --------- -------- --------  -------
EBITDA (2) & (6)       $(1,951) $ 4,523  $ (7,274) $ 5,628  $18,566   $35,237
                       ======== ======== ========= ======== ========  ========
Adjusted EBITDA (3)    $  (213) $ 4,523  $  1,743  $ 5,628  $30,712   $36,903

EBITDA margin (4)        -4.01%    7.43%    -7.02%    4.81%    6.50%    11.42%

Adjusted EBITDA
 margin (5)              -0.44%    7.43%     1.68%    4.81%   10.76%    11.96%

(2) EBITDA represents net earnings (loss) from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.





                          CPI CORP.
            ADDITIONAL CONSOLIDATED OPERATING INFORMATION
                  CAPITAL EXPENDITURES AND EBITDA (... continued)
                          (Unaudited)


(3) Adjusted EBITDA is calculated as follows:

                            12 Weeks Vs        24 Weeks Vs      53 Weeks Vs
                              12 Weeks          24 Weeks         52 Weeks
                         ----------------- ----------------- -----------------
                         July 24, July 19, July 24, July 19, July 24, July 19,
                           2004     2003     2004     2003     2004     2003
                         -------- -------- -------- -------- -------- --------

EBITDA                   $(1,951) $ 4,523  $(7,274) $ 5,628  $18,566  $35,237
 EBITDA adjustments:
  Executive retirements        0        0        0        0      659      380
  Professional services-
   consent solicitation
   costs                       0        0      846        0    2,509        0
  Change of control
   accruals                   76        0    3,490        0    3,490        0
  Severance accruals       1,147        0    3,183        0    3,869      916
  Impairment and other
   charges related to
   change in going-
   forward technology
   strategy                    0        0      983        0      983        0
  Early contract
   terminations/
   settlements               515        0      515        0      515        0
  Accrual for remaining
   lease obligations           0        0        0        0      121      250
  Other                        0        0        0        0        0      120
                         -------- -------- -------- -------- -------- --------
Adjusted EBITDA          $  (213)  $4,523  $ 1,743  $ 5,628  $30,712  $36,903
                         ======== ======== ======== ======== ======== ========

(4) EBITDA margin represents EBITDA, as defined in (2), stated as a percentage of sales.

(5) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.










                           CPI CORP.
           ADDITIONAL CONSOLIDATED OPERATING INFORMATION
                CAPITAL EXPENDITURES AND EBITDA (... continued)
                          (Unaudited)


(6) As required by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

                           12 Weeks Vs       24 Weeks Vs         53 Weeks Vs
                             12 Weeks          24 Weeks           52 Weeks
                       ------------------ ------------------ -----------------
                       July 24, July 19,  July 24, July 19,  July 24, July 19,
                         2004    2003       2004     2003      2004     2003
                       -------- --------  -------- --------  -------- --------

EBITDA                 $(1,951) $ 4,523   $(7,274) $ 5,628   $18,566  $35,237
Income tax benefit
 (expense)               1,869       10     6,361    1,441     1,737   (3,294)
Interest expense          (532)    (715)   (1,131)  (1,484)   (2,596)  (3,293)
Adjustments for items
 not requiring cash:
  Deferred income
   taxes                (1,334)    (786)   (2,967)  (1,480)   (3,991)  (3,334)
  Deferred revenues
   and related costs      (853)  (4,354)     (650)    (315)   (3,170)  (1,050)
  Other, net              (749)    (694)    1,403     (461)    2,464     (441)
Decrease (increase)
 in current assets         254    2,945       867   (1,029)    2,540    1,968
Increase (decrease)
 in current liabilities (8,188)     901    (2,147)     555     1,032    3,330
Increase (decrease)
 in current income
  taxes                   (695)   1,196    (3,380)   4,131    (1,461)   7,060
                      --------- --------  -------- --------  -------- --------
Cash flows from
 continuing
 operations           $(12,179) $ 3,026   $(8,918) $ 6,986   $15,121  $36,183
                      ========= ========  ======== ========  ======== ========


















                                    CPI CORP.
                          ADDITIONAL OPERATING INFORMATION
                                  SITTINGS/AVERAGES
                               (Sittings in thousands)
                                     (Unaudited)


                           12 Weeks Vs      24 Weeks Vs       53 Weeks Vs
                             12 Weeks         24 Weeks          52 Weeks
                       ----------------- ----------------- -----------------
                       July 24, July 19, July 24, July 19, July 24, July 19,
                         2004     2003     2004     2003     2004     2003
                       -------- -------- -------- -------- -------- --------

Sears Portrait Studios
  Studio sittings:
    Custom                553     583     1,188    1,104    3,028    2,978
    Package               186     322       450      690    1,428    1,888
                       ------- -------   -------  -------  -------  -------
      Total sittings      739     905     1,638    1,794    4,456    4,866
                       ======= =======   =======  =======  =======  =======

 Studio average
  sales per customer
  sitting:
    Custom             $ 70.36  $ 78.31  $ 69.13  $ 76.93  $ 72.28   $ 74.67
    Package            $ 48.86  $ 46.15  $ 44.62  $ 45.68  $ 44.39   $ 44.75
      Overall          $ 64.94  $ 66.86  $ 62.39  $ 64.91  $ 63.35   $ 63.06



























                                       CPI CORP.
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                           JULY 24, 2004 AND JULY 19, 2003
                                    (In thousands)
                                     (Unaudited)



                                          JULY 24,              JULY 19,
                                            2004                  2003
                                       --------------        --------------

Assets

  Current assets:
   Cash and cash equivalents              $  14,826             $  43,985
   Other current assets                      40,767                36,658
  Net property and equipment                 44,246                47,957
  Other assets                               31,945                37,258
                                       --------------        --------------
    Total assets                          $ 131,784             $ 165,858
                                       ==============        ==============

Liabilities and stockholders' equity

  Current liabilities                     $  66,041             $  68,125
  Long-term obligations                      17,030                25,563
  Other liabilities                          22,133                22,369
  Stockholders' equity                       26,580                49,801
                                       --------------        --------------
    Total liabilities and
     stockholders' equity                 $ 131,784             $ 165,858
                                       ==============        ==============




















                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                             CPI CORP.
                             ----------------------------------
                             (Registrant)



                      By:    /s/ Gary W. Douglass
                             ----------------------------------
                             Gary W. Douglass
                              Executive Vice President, Finance
                              and Chief Financial Officer



Dated: September 1, 2004